UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 1, 2009

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 1, 2009, NexCen Brands, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which two proposals were presented to the Company’s stockholders for consideration.  The two matters presented for consideration were: (1) the election of five directors to hold office until the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified and (2) a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  The number of issued and outstanding shares of common stock of the Company as of October 6, 2009, the record date established by the board of directors for determining stockholder eligibility to vote at the Annual Meeting, was approximately 56,951,730.  Belinda Massafra, the Company’s independent inspector of election at the Annual Meeting, has certified the voting results.  There were personally or by proxy at the Annual Meeting stockholders holding an aggregate of 38,222,240 shares of common stock of the Company, representing approximately 67% of the total shares eligible to vote.  Set forth below are the results of the votes taken at the Annual Meeting.

The nominees for election to the board of directors were elected by the stockholders by the following vote:

Name:	For	Against	Abstain
David S. Oros	29,129,002	8,685,097	408,141
James T. Brady	26,513,382	11,300,226	408,632
Paul Caine	26,557,428	11,252,357	412,455
Edward J. Mathias	26,547,790	11,264,495	409,955
George P. Stamas	26,573,753	11,234,558	413,929

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 was approved by the stockholders by the following vote:

For	Against	Abstain
27,043,210	11,064,308	114,722

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 3, 2009.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel